                                                                   EXHIBIT 10.33
                             STOCK OPTION AGREEMENT

               This Stock Option Agreement (this "Agreement") is entered into on June 24, 1996, between Norcal Waste Systems, Inc., a California corporation (the "Company"), and Michael J. Sangiacomo (the "Employee").

                                   BACKGROUND

               A. The Employee is a key employee of the Company who is simultaneously entering into an Employment Agreement with the Company (the "Employment Agreement").

               B. The Company wishes to grant the Employee an option to purchase shares of the Company's common stock upon the terms and conditions set forth in this Agreement.

               C. The parties also wish to agree upon certain restrictions to protect the Company from the divisive results that may occur upon the acquisition of stock by third parties who may not be compatible with the remaining shareholders, to provide for the orderly sale of shares by the Employee upon any employment termination, and to protect the goodwill and business of the Company.

               The Company and the Employee agree as follows:

        1.     Plan; Definitions.

               (a) Plan. The Company has adopted the 1996 Executive Stock Incentive Plan (the "Plan"). The option granted pursuant to this Agreement is subject to all the terms set forth in the Plan, except to the extent such terms are expressly modified in this Agreement. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, the terms of this Agreement will control.

               (b) Definitions. Capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Plan, including Exhibit A thereto, except that "Cause" will have the meaning set forth in Paragraph 4.1 of the Employment Agreement.

        2.     Grant of Option.

               (a) Grant. Pursuant to the terms of the Plan and this Agreement, the Company hereby grants the Employee a Nonqualified Stock Option (the

"Option") to purchase from the Company all or any part of an aggregate of 960,000 shares of the Company's common stock (the "Shares").

               (b) Series. This Option consists of three different series (each a "Series") as follows:

                               Series              Shares
                               ------              -------
                                 A                 320,000
                                 B                 320,000
                                 C                 320,000
                                                   -------
                               Total               960,000

As further described in this Agreement, the Shares in each Series may have different exercise prices, vesting schedules and expiration dates.

        3.     Exercise Price

               (a) Initial. The price at which the Employee may purchase Shares from the Company pursuant to this Option (the "Exercise Price") initially is $4.89 per Share for each Series. The Exercise Price for Series A Shares will remain the same, unless adjusted pursuant to Section 8 below because of a change in capitalization.

               (b) Annual Adjustments. In addition to any adjustment to the Exercise Price pursuant to Section 8 below, and subject to Section 3(c) below, the Exercise Price for Series B Shares will be subject to adjustment as of October 1, 1996, and the Series C Shares will be subject to adjustment on each of October 1, 1996 and October 1, 1997 if the Fair Market Value of a Share on any such date (as determined by the Committee pursuant to the Plan) is different from the then-existing Exercise Price for the Shares of such Series, but in no event will the Exercise Price be reduced to a price less than $4.89 per Share (except for adjustments made pursuant to Section 8 below).

               (c) Change in Control. Notwithstanding Section 3(b) above, no adjustments in the Exercise Price will be made pursuant to Section 3(b) above at any time on or after a Change in Control.

               (d)    Examples.

                      (i) If the respective Fair Market Values of a Share on the date of this Agreement and on October 1 of 1996 and 1997 are $4.89, $4.00 and $8.00, respectively, the Exercise Prices for Series A, B and C Shares on and after October 1, 1997 would be $4.89, $4.89 and $8.00, respectively.


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
                      (ii) Under the same assumptions of Section 3(d)(i) above, if there is a Change in Control on September 1, 1997, the Exercise Prices would be $4.89 for each of the Series A, B and C Shares on and after such Change in Control.

        4.     Vesting.

               (a)    General.

                      (i) Subject to Section 5 below concerning a Change in Control, the Option will become exercisable ("Vest") according to one of the eight vesting schedules (a "Vesting Schedule") set forth on the vesting matrix attached as Exhibit A (the "Vesting Matrix"), as further described in Section 4(b) below.

                      (ii) Each of the three Series will Vest at different rates, depending upon which Vesting Schedule is applicable from time to time. Any particular Vesting Schedule may be superseded only by a Vesting Schedule with a higher number. (For example, Vesting Schedule 2 may be superseded by Vesting Schedule 3, 4, 5, 6, 7 or 8, but not by Vesting Schedule 1.) Any change from one Vesting Schedule to another Vesting Schedule will apply retroactively.

                      (iii) As long as the Employee remains employed with the Company, additional Shares will Vest on September 30 of each year ("Vesting Date"), as set forth in more detail on the Vesting Matrix. If the Employee's employment with the Company is terminated for any reason, including death, Disability, voluntary resignation or termination with or without Cause ("Employment Termination"), the Vesting process will cease on such Termination Date. Notwithstanding the foregoing sentence, if the Employee's employment with the Company is terminated for any reason other than Cause or voluntary resignation (for example, if it is terminated because of death, Disability, or termination without Cause), unvested Shares that would otherwise Vest on the next Vesting Date will Vest on such Termination Date pro rata based upon the number of days between the last Vesting Date and such Termination Date.

               (b)    Vesting Schedules.

                      (i) Vesting Schedule 1 will apply unless and until it is superseded by one of the other Vesting Schedules set forth below.

                      (ii) Vesting Schedule 2 will apply if the Company's average annual EBITDA is $75,000,000 for any two consecutive fiscal years (the "EBITDA Target"), with the first fiscal year being the fiscal year ending September 30, 1996. Thus, the EBITDA Target could first be satisfied as of September 30,


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
1997. EBITDA is defined as set forth in the Company's Revolving Credit Agreement dated as of November 21, 1995.

                      (iii) Vesting Schedule 3 will apply if the Company satisfies the conditions set forth in the 12 1/2% Senior Notes due 2005 (the "Notes") for the interest on such Notes to revert to 12 1/2% ("Interest Rate Revision" or "IRR"). In general, this will occur when the Company (in one or more transactions) will have offered to purchase (whether or not any actual purchases are made) or redeemed an aggregate of $25.0 million in principal amount of Notes out of the proceeds of equity sales.

                      (iv) Vesting Schedule 4 will apply if the Company satisfies the EBITDA Target and achieves Interest Rate Reversion.

                      (v) Vesting Schedule 5 will apply if Norcal has an Initial Public Offering (also referred to as an "IPO").

                      (vi) Vesting Schedule 6 will apply if the Company satisfies the EBITDA Target and has an IPO.

                      (vii) Vesting Schedule 7 will apply if the Company achieves Interest Rate Reversion and has an IPO.

                      (viii) Vesting Schedule 8 will apply if the Company satisfies the EBITDA Target, achieves Interest Rate Reversion, and has an IPO.

               (c) Examples. (i) Assume the Employee's Employment Termination occurs on August 1, 1999 due to a voluntary resignation by Employee; there has been no Change in Control; and the Company has not satisfied the EBITDA Target, achieved Interest Rate Reversion or had an IPO, so that Vesting Schedule 1 applies. In such case, the Employee's Vested Shares on August 1, 1999 will be as follows:

               Shares                  Cumulative             Vested
Series       in Series                  % Vested              Shares
- -------      ---------                  --------              -------
  A          320,000        x             70%        =        224,000

  B          320,000        x             40%        =        128,000

  C          320,000        x             20%        =         64,000
             -------                                          -------

Total        960,000                                          416,000
             =======                                          =======

                      (ii) Assume the same facts set forth in Section 4(c)(i) above, except that the Company has satisfied the EBITDA Target, achieved Interest

Rate Reversion and had an IPO, so that Vesting Schedule 8 applies. In such case, the Employee's Vested Shares on August 1, 1999 will be as follows:

                 Shares                   Cumulative              Vested
    Series      in Series                 % Vested                Shares
    -------     ---------                 ---------              --------
       A        320,000        x             95%        =        304,000

       B        320,000        x             85%        =        272,000

       C        320,000        x             50%        =        160,000
                -------                                          -------
Total           960,000                                          736,000
                =======                                          =======

        5.     Change in Control.

               (a) Double-Trigger. If there is a Change in Control, all Shares will Vest upon the earliest to occur of the following after such Change in
Control: (i) Employment Termination without Cause, as defined in the Employment Agreement; (ii) Constructive Termination, as defined in the Employment Agreement; or (iii) voluntary resignation by the Employee for any reason at any time more than 12 months but less than 13 months after a Change in Control. Notwithstanding the notice provision in Paragraph 3.1 of the Employment Agreement, the Employee's resignation will be effective ten business days after he notifies the Company (or its successor) of his resignation.

               (b) Surrender of Option. Subject to Section 5(c) below and
Section 17(d) of the Plan, within 60 days after Shares have Vested pursuant to
Section 5(a) above following a Change in Control, the Optionholder may surrender the Option (or any portion thereof) to the Company (or its successor) for cancellation to the extent not yet exercised and will be entitled to receive a cash payment in an amount equal to the excess, if any, of (i) the greater of (A) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered (the "Surrendered Shares"), or (B) the Adjusted Fair Market Value of the Surrendered Shares over
(ii) the aggregate exercise price for such Surrendered Shares.

               (c) Notwithstanding any other provision of this Agreement or the Plan, in the event of a Change in Control which is also intended to constitute a pooling transaction for accounting purposes, the Optionholder and Committee will negotiate in good faith such changes that are deemed reasonably necessary by the Company's accountants to assure that the transaction qualifies as a pooling transaction.


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
        6.     Term of Option.

               (a) General. Subject to the other terms of this Agreement, as long as the Employee remains employed by the Company, the Optionholder may exercise this Option to purchase all or any portion of the Series A Shares that have Vested at any time on or before September 30, 2002, all or any portion of the Series B Shares that have Vested at any time on or before September 30, 2003, and all or any portion of the Series C Shares that have Vested at any time on or before September 30, 2004.

               (b)    Employment Termination.

                      (i) Upon the Employee's Employment Termination for any reason other than Cause, Disability or death, the Optionholder may, for a period of three months after such Termination Date, exercise the Option to the extent, and only to the extent, that the Shares had Vested as of the Termination Date (including any shares that Vest on the Termination Date pursuant to the last sentence of Section 4(a)(iii) above), after which time the Option will automatically expire.

                      (ii) Upon the Employee's Employment Termination for Cause, the Optionholder may, for a period of 30 days after such Termination Date, exercise the Option to the extent, and only to the extent, that the Shares had Vested as of the Termination Date, after which time the Option will automatically expire; provided, however, that the Option may not be exercised in whole or in part by delivery of a promissory note as otherwise permitted in
Section 7(b)(ii).

                      (iii) Upon the Employee's Employment Termination because of Disability or death, the Optionholder may, for a period of one year after such Termination Date, exercise the Option to the extent, and only to the extent, that the Shares had Vested as of the Termination Date (including any shares that Vest on the Termination Date pursuant to the last sentence of
Section 4(a)(iii) above), after which time the Option will automatically expire.

        7.     Exercise of Option.

               (a) Notice of Exercise. To purchase all or part of the Vested Shares at any time, the Optionholder must deliver to the Company a written notice substantially in the form attached hereto as Exhibit B (the "Exercise Notice").

               (b) Payment Alternatives. The Optionholder, at his election, may pay for the Shares by any of the following means (or any combination of the


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
following means), provided that such payment alternative is legally permissible and does not cause material adverse accounting consequences for the Company:

                      (i) Cash or cash equivalents.

                      (ii) Payment with a nonrecourse promissory note secured by the purchased Shares, with the principal amount of such note not greater than 60% of the Fair Market Value of such Shares. Such note will bear interest at the BankAmerica reference rate, payable annually in arrears; principal will be payable in five equal annual installments, beginning on the first anniversary date of the note; principal and all accrued interest will be due and payable if and when the Shares are sold.

                      (iii) Payment by surrender of Shares already owned by the Optionholder, with such Shares having a Fair Market Value equal to the Exercise Price of the Shares being purchased and any applicable withholding taxes.

                      (iv) Payment by cancellation of Shares that have Vested but that have not been purchased by the Optionholder, with the spread on such Shares (i.e., the amount by which the Fair Market Value exceeds the Exercise Price) being equal to the Exercise Price of the Shares being purchased and any applicable withholding taxes.

                      (v) If a public market for the Company's stock exists, payment through a "same day sale" commitment from Optionholder and an NASD dealer, whereby Optionholder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and the NASD dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

                      (vi) If a public market for the Company's stock exists, payment through a "margin" commitment from Optionholder and an NASD dealer, whereby Optionholder irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD dealer in a margin account as security for a loan from the NASD dealer in the amount of the exercise price, and the NASD dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

               (c) Closing. The purchase and sale of any shares upon exercise of this Option will take place as promptly as reasonably possible after the delivery of the completed Exercise Notice to the Company, or at such other time as is agreed upon by the Company and the Optionholder. At the closing, the Optionholder will deliver to the Company the aggregate purchase price for the

Shares being purchased, and the Company will deliver to the Optionholder a stock certificate for the Shares purchased.

               (d) Withholding Taxes. To the extent required by applicable federal, state or local law, the Optionholder will make arrangements satisfactory to the Company for the payment of any withholding tax obligation that arises because of the exercise of this Option.

               (e) Early Exercise. Notwithstanding the other terms of this Agreement and the terms of the Plan that generally contemplate the purchase of Vested Shares only and not of unvested Shares, the Optionholder may purchase unvested Shares pursuant to the terms of this Section 7(e):

                      (i) From time to time the Optionholder may purchase all or any portion of the Shares in each Series (including unvested Shares) on or after the first Vesting Date with respect to such Series.

                      (ii) Such Shares may be purchased by the Optionholder under any of the payment alternatives set forth in Section 7(b)(i), (ii), (iii) or (iv).

                      (iii) The Optionholder may make an election under Section 83(b) of the Internal Revenue Code with respect to such Shares.

                      (iv) The Company may place an appropriate legend on any certificates for Shares for any period during which such Shares are subject to repurchase under this Section 7(e).

                      (v) Upon the Employee's Employment Termination, the Company will have an assignable option (but not an obligation) to repurchase for cash at the original purchase price paid by Optionholder any Shares that have not Vested as of the Termination Date (in addition to its right to repurchase Vested Shares pursuant to Paragraph 9 below).

                      (vi) For example, the Optionholder could purchase 417,000 Shares for $4.89 per Share on or after September 30, 1996. If the Optionholder voluntarily resigns on June 1, 1998 and Vesting Schedule 1 is then applicable, the Company would have the right to purchase 192,000 Shares at $4.89 per share (i.e., the 60% of the 320,000 Shares that had not vested as of such date).

               (f) S-8 Registration Statement. The Company agrees to use its best efforts to register the Option and the Shares issued or issuable thereunder on Form S-8 (or successor forms) under the Securities Act of 1933 within 90 days after the Company has had an Initial Public Offering and is eligible to file such a registration statement, unless at such time the Optionholder could immediately sell all his Shares pursuant to Rule 144 under the Securities Act of 1933.

        8.     Adjustment Upon Change in Capitalization.

               (a) Adjustment. In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock dividend or distribution, recapitalization, combination or reclassification, the Committee will conclusively determine in good faith the appropriate adjustments, if any, to be made with respect to the Option, including the number and class of Shares subject to the Option and the appropriate Exercise Price for the Shares in each Series.

               (b) No adjustment. No such adjustments will be required because of (i) the issuance or sale by the Company for cash or other consideration of additional shares or securities convertible into or exchangeable for shares (other than issuances to existing shareholders on a proportionate basis at a price substantially below Fair Market Value); or (ii) the repurchase by the Company of any of its shares of stock.

        9.     Restrictions on Transfer.

               (a) The Option. The Optionholder may not Transfer the Option (or any portion thereof) except as follows:

                      (i) By will or under the laws of descent and distribution; or

                      (ii) To one or more Permitted Transferees, provided that
(A) each such transferee executes such documents as the Company may require, agrees to be bound by the Plan and this Agreement, and acknowledges that the status or conduct of the Employee to whom the Option was granted may affect the transferee's rights under the Option (such as when the Option ceases to vest or when any Shares may be repurchased by the Company), and (B) the Company is satisfied that such Transfer complies with applicable federal and state securities laws.

               (b) Shares. The Optionholder may not Transfer any Shares acquired pursuant to the exercise of an Option, whether voluntarily, involuntarily, or by operation of law, unless: (i) such Transfer complies with all the terms of the Plan and this Agreement, including the right of first refusal set forth in
Section 13(b) of the Plan (which right of first refusal terminates upon the effective date of the Company's Initial Public Offering), (ii) each transferee executes such documents as the Company may require, agrees to be bound by the Plan and this Agreement, and acknowledges that the status or conduct of the Employee to whom the Option was originally granted may affect the transferee's rights as a shareholder (such as when any Shares may be repurchased by the Company); (iii) each transferee does not, directly or indirectly, promote, participate, or engage in any activity or business competitive with the Company; and (iv) the Company is satisfied that such Transfer complies with applicable federal and state securities laws. Any attempt to Transfer Shares will be void unless the provisions of the Plan and this Agreement are satisfied.

        10.    Company's Repurchase Option Upon Employment Termination.

               (a) General. Upon the Employee's Employment Termination, the Company will have an assignable option (but not an obligation) (the "Repurchase Option"), to repurchase all or any portion of the Shares acquired by the Optionholder pursuant to the exercise of the Option.

               (b)    Repurchase Price.

                      (i) For any Employment Termination other than for Cause, the repurchase price will be the Fair Market Value of the Shares being repurchased, as of the Termination Date (except as otherwise provided in Section 7(e) above with respect to unvested Shares). For this purpose, and notwithstanding subparagraph (d) of the definition of Fair Market Value in the Plan, the Company and the Employee will attempt to agree upon the Fair Market Value of such Shares; if they cannot agree, (i) the valuation will be determined by an independent valuation expert mutually acceptable to both the Company and the Employee, (ii) the fees and costs of such additional valuation will be borne equally by the Company and the Employee, (iii) the valuation will include results of Company operations through a date not more than 30 days prior to the Termination Date, and (iv) the determination by such expert will be final and binding for all purposes. The Committee and the Employee will use their best efforts to obtain such valuation as soon as reasonably practicable.

                      (ii) For any Employment Termination for Cause, the repurchase price will be the lower of (A) the Fair Market Value of the Shares being repurchased, as of the Termination Date, or (B) the Purchase Price paid to the Company for such Shares.

               (c)    Payment.

                      (i) The repurchase price may be paid, at the option of the Company, by cash and/or cancellation of all or any portion of any outstanding indebtedness owed by the Optionholder to the Company.

                      (ii) The Company may also purchase the Shares in installments as follows: (A) not less than 33.33% of the Shares for cash on the closing date referred to in Section 10(d); and (B) the balance in two equal annual purchase installments on the anniversary date of the Termination Date, with the purchase price per Share in each installment equal to the Fair Market Value as of the Termination Date plus a delayed purchase amount equal to the BankAmerica reference rate applied to the installment payment from the Termination Date to the installment payment date. The obligation of the Company to purchase, and the obligation of the Optionholder to sell, will be unconditional, subject to tender by the Company of good funds for the purchase on each installment date. The Company may place an appropriate legend on the certificates representing the Shares not yet purchased to reflect the Company's right to purchase said Shares, but the Optionholder will otherwise have all of the rights of a shareholder with respect to such Shares. If the Company fails to tender the purchase price for the Shares then subject to purchase in cash on an installment purchase date, the Optionholder may declare in writing that the purchase obligation is in default and either (x) terminate the purchase option with respect to all unpurchased Shares and recover from the Company the difference between the purchase price on such date and the Fair Market Value of such Shares on such Date, if any, or (y) recover from the Company the entire amount of the purchase price for such Shares plus the delayed purchase amount to the date of payment in exchange for such Shares.

               (d) Procedures for Exercise of Repurchase Option. The Company may exercise the Repurchase Option itself or assign the Repurchase Option to one or more other persons, including the other shareholders of the Company. The Company will remain liable for any obligation to pay for or purchase Shares in the future if the Repurchase Option is assigned to one or more other persons. Within 30 days after the Fair Market Value of the Shares has been determined (but in no event less than 30 days after the exercise of the Option), the Company will notify the Optionholder if it wishes to exercise its Repurchase Option, or if it has assigned the Repurchase Option to other persons who wish to exercise such Repurchase Option. Such notice will set forth the Fair Market Value of the shares being repurchased, as of the Termination Date, and the basis therefor, and will set a date for the closing of the transaction not later than 15 days from the date of such notice.

               (e) Termination Upon IPO. The Repurchase Option will terminate if the effective date of the Company's Initial Public Offering is on or before the closing referred to in Section 10(d).


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
        11.    Restrictions on Employee's Activities.

               (a) General. If the Employee breaches any provision set forth in this Section 11, the Company may, in its discretion, (i) cancel any portion of the Option that has not yet been exercised, and (B) repurchase any Shares that were acquired by the Employee (or any subsequent transferee) pursuant to the exercise of an Option, with the repurchase price for such Shares being an amount equal to the price paid to the Company for such Shares. In addition, the Company will have an assignable option (but not an obligation) to repurchase any other Shares held by the Employee (or any subsequent transferee), with the purchase price for such Shares being their Fair Market Value as of the date such option is exercised. Any payments for such repurchase will be upon the same terms set forth in Section 10(c) above, and any such repurchase will be exercised pursuant to the procedures set forth in Section 10(d) above.

               (b) Noncompetition. During the Restrictive Period, the Employee will not carry on or engage as an Interested Party in any business within the Territory that competes, directly or indirectly, with the Business of the Company.

               (c) Assistance to Acquiror. During the Restrictive Period, the Employee will not become associated with (whether through an investment of capital or otherwise), provide services to, or otherwise solicit, aid, assist or cooperate with any person, group or entity (an "Acquiror") in any effort to effect a change in control transaction with respect to the Company. Nothing in this Section 11(c) will be construed to preclude the Employee from owning less than 1% of the outstanding common stock of an Acquiror if the Acquiror's stock is publicly traded and the Employee acquires such stock in the open market.

               (d) Solicitation of Customers. During the Restrictive Period, the Employee will not engage in any unfair competition with the Company. During the Restrictive Period, the Employee will not, without the prior written consent of the Company, directly or indirectly disclose to any person, the names or addresses of any of the Company's customers, clients and other business associates or any other information pertaining to them, or call on, solicit or take away any of the Company's customers, clients or other business associates, either for the Employee or for any other person.

               (e) Solicitation of Employees and Others. During the Restrictive Period, the Employee will not, without the prior written consent of the Company, directly or indirectly seek to persuade any director, officer or employee of the Company to discontinue his or her position with such entity or to become employed or engaged in any activity competitive with the Business of the Company.

               (f)    Confidential Information.

                      (i) The Employee will use the Company's Confidential information exclusively for the benefit of the Company, and for no other purpose whatsoever. The Employee will not disclose any Confidential Information to any person unless: (A) such disclosure is in connection with the Employee's employment with the Company; (B) the Employee obtains the prior written consent of the Company; or (C) the Employee is required by law to disclose such Confidential Information.

                      (ii) If the Employee or any of his agents are requested or required by oral questions, interrogatories, depositions, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process to disclose any part of the Confidential Information, the Employee will immediately notify the Company in writing of the existence, terms and circumstances surrounding such a request or requirement so that the Company may take such steps as it deems necessary or appropriate to protect the confidentiality of the Confidential Information. If, in the written opinion of the Employee's counsel, disclosure of any Confidential Information by the Employee or any of the his agents is nonetheless legally required, the Employee or his agents may disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed. The Employee will exercise his best efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information by such tribunal and the parties before it.

               (g) Adverse Actions. During the Restrictive Period, the Employee will not take any action or omit to take any action that the Employee knows or reasonably should know is likely to adversely affect the Company in a material manner.

        12. Representations of the Employee. The Employee represents and warrants to the Company that:

               (a) Eligibility under the Plan. The Employee is not a member of the ESOP administrative committee who voted to approve the Plan. By reason of the Employee's business or financial experience (or the experience of his independent business, financial or legal advisors), the Employee has the capacity to protect his interests in connection with the Option and any Shares that may be issued pursuant to the Option.

               (b) No Distribution. The Employee is acquiring the Option and any Shares that may be issued pursuant thereto for Employee's own account, for investment purposes only and not with a view to any distribution of the Option or such Shares.

               (c) The Plan. The Employee has received a copy of the Plan (including all amendments thereto, if any). The Employee has read the Plan, understands its terms and agrees to be bound by them, except to the extent expressly modified by this Agreement.

               (d) Advisors. The Employee acknowledges that (i) he is not represented with respect to this Agreement, the Plan, the Option or any Shares issued pursuant thereto by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, which is counsel to the Company, and (ii) he has had an opportunity to consult his own legal, tax and financial advisors concerning this transaction.

        13.    Miscellaneous.

               (a) Notice. All notices, requests and other communications required or permitted to be given hereunder will be in writing and will be deemed given upon receipt.

               (b) Assignment. The Company may assign its rights and delegate its duties under this Agreement. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to any restrictions on transfer, be binding upon the Employee and his or her heirs, executors, administrators, successors and assigns.

               (c) No Waiver. No waiver of any breach or condition of the Plan or this Agreement will be effective unless set forth in a writing executed by the Company and the Employee (or their successors). No such waiver will be deemed to be a waiver of any other subsequent breach or condition, whether of a similar or different nature.

               (d) Entire Agreement. This Agreement (together with the Plan and the Employment Agreement) constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings.

               (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

               (f) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

               (g) Interpretation. The parties acknowledge that each of them has reviewed this Agreement thoroughly, and the normal rule of construction that any ambiguity will be resolved against the drafting party will not be employed in the interpretation of this Agreement.

               (h) Severability. If any provision of this Agreement is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended as provided above, it will be stricken, and the remainder of this Agreement will remain in full force and effect.

               (i) Amendments. This Agreement may not be amended, modified or supplemented except by a writing executed by both parties.

               (j) Legend. The certificates representing any Shares acquired pursuant to the Option will bear such legends as the Company reasonably deems necessary or appropriate.

               (k) Additional Actions. The parties will execute such further documents and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

               (l) Headings. The section headings contained in this Agreement are included for convenience of reference only and are not intended by the parties to be a part of or to affect the meaning or interpretation of this Agreement.

               (m) Arbitration. Except with respect to a claim for equitable relief, any controversy or claim arising out of, or relating to, this Agreement, or the making, performing or interpretation thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

THE EMPLOYEE:                                     THE COMPANY:

                                                  NORCAL WASTE SYSTEMS, INC.

/s/ Michael J. Sangiacomo                         By:  /s/ John B. Molinari
- -------------------------                              --------------------
MICHAEL J. SANGIACOMO                                    Its Chairman

                                CONSENT OF SPOUSE

               I have read the Stock Option Agreement ("Agreement") and the 1996 Executive Stock Incentive Plan (the "Plan") adopted by Norcal Waste Systems, Inc. I am aware that the Option and any Shares purchased pursuant thereto (including any interest that I may have in them because of community property laws or otherwise) are subject to the provisions of the Agreement and the Plan. In particular, I am aware that the Agreement and the Plan restrict transfer of the Options and the Shares, restrict my spouse's professional activities, and give the Company an option to repurchase the Shares under certain circumstances. I hereby consent to such restrictions and any such repurchase. I will take no action at any time to hinder operation of the Agreement or the Plan as to the Option or any Shares, or any interest that I may have in the Option or such Shares.



                                           --------------------------------
                                           (Signature of spouse)

                                    EXHIBIT A

                            SANGIACOMO VESTING MATRIX

                              =========================================================================================
                                              CUMULATIVE PERCENTAGE OF OPTIONS VESTED AT EACH VESTING DATE
                              -----------------------------------------------------------------------------------------
                                     Option
                                     Series   1/22/96   9/30/96    9/30/97    9/30/98   9/30/99   9/30/00   9/30/01
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 1              A (320,000)               20         40         70        100
                              -----------------------------------------------------------------------------------------
                                B (320,000)                          20         40         70       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     20         40        70       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 2:EBITDA       A (320,000)               25         50         75        100
                              -----------------------------------------------------------------------------------------
                                B (320,000)                          25         50         75       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     25         50        75       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 3:Interest     A (320,000)               30         60         80        100
Rate Reversion ("IRR")        -----------------------------------------------------------------------------------------
                                B (320,000)                          30         60         80       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     30         60        80       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 4:             A (320,000)               35         70         85        100
EBITDA and IRR                -----------------------------------------------------------------------------------------
                                B (320,000)                          35         70         85       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     35         70        85       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 5:IPO          A (320,000)               35         70         85        100
                              -----------------------------------------------------------------------------------------
                                B (320,000)                          40         80         90       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     40         80        90       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 6:             A (320,000)               40         80         90        100
EBITDA and IPO                -----------------------------------------------------------------------------------------
                                B (320,000)                          40         80         90       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     40         80       100       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 7:IRR          A (320,000)               40         80         90        100
and IPO                       -----------------------------------------------------------------------------------------
                                B (320,000)                          40         80         90       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     45         90       100       100
- -----------------------------------------------------------------------------------------------------------------------
Vesting Schedule 8:             A (320,000)               45         85         95        100
EBITDA, IRR and IPO           -----------------------------------------------------------------------------------------
                                B (320,000)                          45         85         95       100
                              -----------------------------------------------------------------------------------------
                                C (320,000)                                     50         90       100       100
=======================================================================================================================

STOCK OPTION AGREEMENT              Exhibit B

                          NOTICE OF EXERCISE OF OPTION

Norcal Waste Systems, Inc.
5 Thomas Mellon Circle
San Francisco, CA  94134
Attn:  Chief Financial Officer

               The undersigned is the holder of the Option granted pursuant to that certain Stock Option Agreement (the "Agreement") dated as of ____________, 1996, by and between Norcal Waste Systems, Inc. (the "Company") and Michael J. Sangiacomo. I hereby elect to exercise the Option and to purchase ________________________ shares of the Company's common stock (the "Shares"). I agree to deliver payment for these Shares as follows:

- ---------------------------------------------------------------------.

               I hereby represent and warrant as follows:

               (a) Investment Intent. I am acquiring the Shares for my own account and do not intend to resell the Shares.

               (b) Advisors. I acknowledge that I have been advised to consult my own legal, tax and financial advisors ("Advisors") concerning this transaction.

               (c) Experience. I am aware of and familiar with the Company's business affairs and financial condition. I and my Advisors, if any, have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

               (d) Risks. I understand that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that I must bear the economic risks of an investment in the Shares for an indefinite period of time. I am able to bear these economic risks and to hold the Shares for an indefinite period.

               (e) Information. I and my Advisors, if any, have received all information with respect to the Company which we have requested and have deemed relevant in connection with an evaluation of the merits and risks of purchasing the Shares, and do not desire any further information or data with respect to the Company.

               (f) Transfer Restrictions. I understand that the Shares (i) are subject to the transfer restrictions set forth in Section 9(b) of the Agreement and the repurchase provisions in Sections 10 and 11 of the Agreement, and (ii) may have to be held indefinitely unless they are subsequently registered under federal and state securities laws, or unless an exemption from such registration is available.

Dated:_____________                          ______________________________
                                                     (Signature)

INSTRUCTIONS FOR ISSUANCE OF SHARE CERTIFICATE:

Name (please print):_______________________________________________________

Mailing Address:___________________________________________________________
                ___________________________________________________________

Social Security Number:____________________________________________________


                                      B-2